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                                                                    Exhibit 23.7




                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88164 of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited on Form S-3, of our report in respect of Nortel Networks, S.A. dated May 7, 2002, appearing in the Corporation's and Nortel Networks Limited's Current Reports on Form 8-K dated May 13, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Nicholas L.E. ROLT

Deloitte Touche Tohmatsu
Nicholas L.E. ROLT


Neuilly, France
May 29,2002